UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	July 23, 2009
(Date of earliest event reported)	(July 22, 2009)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2009, two wholly-owned subsidiaries of Multimedia Games, Inc., a Texas corporation (the “Company”), MGAM Systems, Inc., a Delaware corporation, and MegaBingo, Inc., a Delaware corporation (together, the “Subsidiaries”), entered into a Third Amendment to Credit Agreement, dated as of such date, with Comerica Bank, in its capacity as agent (the “Amendment”), which amended the Credit Agreement, dated as of April 27, 2007, by and among the Subsidiaries, certain financial institutions and Comerica Bank, as agent for such financial institutions, as amended by (1) that certain letter amendment, dated as of June 6, 2007, by and among the Subsidiaries, such financial institutions and Comerica Bank, (2) the Amendment to Credit Agreement, dated as of October 26, 2007, by and among the Subsidiaries and Comerica Bank, and (3) the Second Amendment to Credit Agreement, dated as of December 20, 2007, by and among the Subsidiaries and Comerica Bank (as amended, the “Existing Agreement”). The Amendment amends the Existing Agreement by, among other things, (i) reducing the total borrowing capacity of the credit facility to $125 million from the previous total borrowing of $150 million; (ii) including a LIBOR floor of 2%; (iii) amending the definition of EBITDA to include several items, including, but not limited to, (a) legal costs and settlement fees incurred in the trailing four-quarter period related to litigation with Diamond Game Enterprises, Inc., which was settled on May 1, 2009; (b) all non-cash stock-based compensation expenses; (c) up to $7 million of non-cash impairment charges taken in the fiscal quarters ended September 30, 2008, December 31, 2008 and March 31, 2009; and (d) up to $10 million, in the aggregate, of additional non-cash asset impairment charges for assets originated or put into service prior to June 30, 2008.  In connection with the Amendment, the Company paid a onetime fee of 25.0 basis points of the total current outstanding borrowing as well as other customary fees associated with the Amendment.  The credit facilities under the Existing Agreement, as amended by the Amendment, have now been fully syndicated.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this report by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 23, 2009, the Company issued a press release announcing the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Additionally, the Company reported that outstanding borrowings under the Existing Agreement totaled approximately $83.4 million as of June 30, 2009, compared to outstanding borrowings of approximately $97.5 million as of March 31, 2009.  The Company will report financial results for its fiscal 2009 third quarter for the period ended June 30, 2009, on Wednesday, August 5, 2009.

The information regarding Item 2.02 in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Third Amendment to Credit Agreement by and among MGAM Systems, Inc., MegaBingo, Inc. and Comerica Bank, dated as of July 22, 2009.
99.1	Press Release of Multimedia Games, Inc., dated July 23, 2009.

* Certain confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: July 23, 2009	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Third Amendment to Credit Agreement by and among MGAM Systems, Inc., MegaBingo, Inc. and Comerica Bank, dated as of July 22, 2009.
99.1	Press Release of Multimedia Games, Inc., dated July 23, 2009.

* Certain confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.